FIRST AMENDMENT
                             TO THE
                      MAGMA COPPER COMPANY
           SPECIAL EXECUTIVE SUPPLEMENTAL BENEFIT PLAN

     On January 14, 1991, Magma Copper Company (the "Company") adopted the MAGMA COPPER COMPANY SPECIAL EXECUTIVE SUPPLEMENTAL BENEFIT PLAN (the "Plan") to provide certain additional benefits to a select group of management or highly compensation employees of the Company. By this instrument, the Company intends to amend the Plan to provide benefits in excess of the limitations imposed by section 401(a) (17) of the Internal Revenue Code of 1986, as amended.

          1. The First Amendment shall amend only those provisions specifically mentioned herein, and those provisions not so mentioned shall remain in full force and effect.

          2. Section 4.1 of the Plan is hereby amended in its entirety to read as follows:

               4.1  Retirement Supplement.   In the event that (i)
     the benefit formula under the Retirement Plan is amended to comply with the new Social Security integration (permitted disparity) requirements under section 401(1) of the Code as enacted under the Tax Reform Act of 1986 and/or (ii) a Participant's benefit under the Retirement Plan is limited due to the "considered compensation" limitations under section 414(s) of the Code and/or the $200,000 (as adjusted) compensation limitation under section 401(a) (17) of the Code (either or both limitations described in this (iii) to be hereinafter referred to as the "Applicable Compensation Limitations"), the Participant shall be entitled to a benefit under this Section 4.1 upon his early, normal or deferred retirement under the Retirement Plan. The benefit under this
     Section 4.1 shall equal the difference between (a) the benefit the Participant would have been entitled to under the Retirement Plan under the benefit formula in effect prior to the amendment of the Plan to comply with the new Social Security integration requirements had such prior provision remained in effect, and without regard to the Applicable Compensation Limitations and (b) the benefit the Participant is actually entitled to under the revised Retirement Plan benefit formula incorporating the Social Security integration requirements and the Applicable Compensation Limitations.

               In the event that the Participant is also entitled to receive the Early Retirement Supplement provided under
     Section 4.1 of the Executive Supplemental Benefit Plan, such Early Retirement Supplement shall be increased pursuant to this Section 4.1 to compensate the Participant for any reduction in such Early Retirement Supplement due to the new

     Social Security integration requirements and the Applicable Compensation Limitations under the Retirement Plan. Likewise, in the event that the Participant dies prior to retiring under the Retirement Plan and his surviving spouse is entitled to receive the Pre-Retirement Supplement under Section 5.1 to compensate the Participant's spouse for any reduction in such Pre-Retirement Supplement due to the new Social Security integration requirements and the Applicable Compensation Limitations under the Retirement Plan. Lastly, in the event that the Participant dies after his early, normal or late retirement under the Retirement Plan and his surviving spouse is entitled to the Post-Retirement Supplement under Section
     6.1 of the Executive Supplemental Benefit Plan, such Post-Retirement Supplement shall be increased pursuant to the provisions of this Section 4.1 to compensate the Participant's spouse for any reduction in such Post-Retirement Supplement due to the new Social Security integration requirements under the Tax Reform Act of 1986 and the Applicable Compensation Limitations under the Retirement Plan.

          3. Except as amended hereby, the Company hereby ratifies the terms of the Plan as adopted January 14, 1991.

          4.   This First Amendment shall be effective January 1,
     1993.





          MAGMA COPPER COMPANY

     BY:  M. H. Campbell
     Its: Vice President, Human Resources